Exhibit 10.1

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”) is effective as of March 17, 2025, (the “Effective Date”), and is made by and between Brian Stephenson (“Consultant”), an individual located at [***] and BridgeBio Pharma, Inc. (“Company”), a Delaware corporation located at 3160 Porter Dr., Suite 250, Palo Alto, California 94304, on behalf of itself and its Affiliates (as defined below), each a “Party” and collectively the “Parties.” The Parties hereby agree as follows.

1.
Services; Payment; No Violation of Rights or Obligations. Consultant agrees to report directly and exclusively to the Company’s Chief Executive Officer and will provide counsel or other reasonable support related to his area of professional expertise and/or past job responsibilities as requested and determined by the Company’s Chief Executive Officer. Consultant will be required to provide consulting services only on an as-needed basis, and any such services required of Consultant shall be performed by him away from the Company’s premises unless expressly permitted by the Company’s Chief Executive Officer.
2.
Consideration. As the only consideration due Consultant regarding the subject matter of this Agreement, Consultant will continue to vest equity previously granted to Consultant during his prior employment with the Company pursuant to the Company’s 2019 BridgeBio Pharma, Inc. Stock Option and Incentive Plan and 2021 Amended and Restated BridgeBio Pharma, Inc. Stock Option and Incentive Plan in accordance with the appropriate stock plan and his equity agreements with the Company until the Termination Date. Consultant and Company agree that Consultant’s unvested and outstanding restricted stock awards, stock options, restricted stock unites and any other equity awards of the Company during the Agreement period is subject to the provisions of the Company’s Change in Control Policy, adopted May 9, 2023. Consultant acknowledges and agrees that during the Agreement period he will not be eligible to receive any new grants of equity, and he expressly forfeits any and all rights to unvested stock options and restricted stock grants as of 5 p.m. on March 17, 2026.
3.
Term and Termination. This Agreement commences as of the Effective Date and shall continue until March 17, 2026 (the “Termination Date”), unless otherwise terminated in accordance herewith. If Consultant breaches a material provision of this Agreement, or the Separation and Mutual Release Agreement, dated March 17, 2025, Company may immediately terminate this Agreement.
4.
Confidential Information; Affiliates. As used herein, Company’s “Confidential Information” shall mean any and all technical and non-technical information, whether tangible or intangible, disclosed or provided by or on behalf of Company and/or one or more of its Affiliates in written, oral or electronic form in connection with this Agreement, any future discussions about potential engagements, and all Proprietary Information (as defined below). Confidential Information will be deemed to include, without limitation any technology, inventions, patent filings not yet public, products, chemical compounds and compositions,

Exhibit 10.1

formulations, molecules, precursors, methods, concepts, ideas, plans, processes, specifications, characteristics, techniques, know-how and assays; clinical information such as raw data, scientific preclinical or clinical data, regulatory dossiers, observations, records, databases, dosing regimens, clinical studies or protocols, posters, presentations and abstracts, product pipelines, timelines and schedules; business information such as development, marketing, sales, pricing and commercialization plans, forecasts, proposals, customer lists, suppliers, consulting relationships, operating, performance and cost structures, and any other non-public information, whether scientific, clinical or financial in nature, relating directly or indirectly to the business of Company; any material that is or has been prepared by or for the Consultant and that contains, reflects, interprets or is based directly or indirectly upon any Confidential Information provided by or on behalf of Company and/or one or more of its Affiliates the existence and terms of this Agreement, and the fact that Confidential Information has been made available to Consultant. For purposes of this Agreement, “Affiliate” shall mean a person or business entity that directly or indirectly controls or is controlled by, or is under common control with, Company. The term “control,” including the terms “controlled by” or “under common control with,” means the possession of, directly or indirectly, the capability to control the direction of the management and policies through the ownership of voting securities. For the avoidance of doubt, Company and its majority- and wholly-owned subsidiaries are Affiliates of Company and of one another.
5.
Ownership Rights; Proprietary Information; Publicity.
a.
Company shall own all right, title and interest (including all intellectual property rights of any sort throughout the world) relating to any and all inventions, works of authorship, designs, know-how, ideas and information made or conceived or reduced to practice, in whole or in part, by or for or on behalf of Consultant during the term of this Agreement that relate to the subject matter of or arise out of or in connection with the Services or any Proprietary Information (as defined below) (collectively, “Inventions”) and Consultant will promptly disclose and provide all Inventions to Company. For purposes of the copyright laws of the United States, all Inventions will constitute works made for hire, except to the extent such Inventions cannot by law be works made for hire. Consultant hereby assigns to Company Consultant’s right, title and interest in and to such Inventions. Consultant shall assist Company, at Company’s expense, to further evidence, record and perfect such assignment, and to perfect, obtain, maintain, enforce and defend any rights assigned. Consultant hereby irrevocably designates and appoints Company as its agents and attorneys-in-fact, coupled with an interest, to act for and on Consultant’s behalf to execute and file any document and to do all other lawfully permitted acts to further the foregoing with the same legal force and effect as if executed by Consultant and all other creators or owners of the applicable Invention.
b.
Consultant will not disclose to Company nor induce the Company to use any confidential information or material belonging to any other party.
c.
Consultant agrees that all Inventions and all other business, technical and financial information (including, without limitation, the identity of and information relating to customers or employees) developed, learned or obtained by or on behalf of Consultant during the period that Consultant is to be providing the Services that relate to Company or the business or demonstrably anticipated business of Company or in connection with the Services or that are received by or for Company in confidence, constitute “Proprietary Information.” During

Exhibit 10.1

the term of this Agreement and thereafter, Consultant shall hold in confidence and not disclose or, except in performing the Services, use any Confidential Information. However, Consultant shall not be obligated under this paragraph with respect to Confidential Information Consultant can document is or becomes readily publicly available without restriction through no fault of Consultant. Upon termination or as otherwise requested by Company, Consultant will promptly provide to Company all items and copies containing or embodying Confidential Information (including electronic files), except that Consultant may keep its personal copies of its compensation records and this Agreement. Consultant may disclose the Confidential Information of Company to the extent required by a law, regulation, or an order of a court of competent jurisdiction, provided that Consultant promptly provides Company with prior written notice in order to permit Company to prevent such disclosure and/or to seek confidential treatment of such information. Confidential Information that is disclosed pursuant to such legally required disclosure shall remain otherwise subject to the confidentiality and non-use provisions set forth herein. Consultant also recognizes and agrees that Consultant has no expectation of privacy with respect to Company’s telecommunications, networking or information processing systems (including, without limitation, stored computer files, email messages and voice messages) and that Consultant’s activity, and any files or messages, on or using any of those systems may be monitored at any time without notice.
d.
As additional protection for Confidential Information, Consultant agrees that during the Term (as defined below) (i) and for one (1) year thereafter, Consultant will not directly or indirectly encourage or solicit any employee or consultant of Company to leave Company for any reason and (ii) Consultant will not engage in any activity that is in any way competitive with the business or demonstrably anticipated business of Company, and Consultant will not assist any other person or organization in competing or in preparing to compete with any business or demonstrably anticipated business of Company. Without limiting the foregoing, Consultant may perform services for other persons, provided that such services do not represent a conflict of interest or a breach of Consultant’s obligation under this Agreement or otherwise.

e.
To the extent allowed by law, Section 3(b) and any license granted Company hereunder includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like (collectively “Moral Rights”). Furthermore, Consultant agrees that notwithstanding any rights of publicity, privacy or otherwise (whether or not statutory) anywhere in the world, and without any further compensation, Company may and is hereby authorized to (and to allow others to) use Consultant’s name in connection with promotion of its business, products or services. To the extent any of the foregoing is ineffective under applicable law, Consultant hereby provides any and all ratifications and consents necessary to accomplish the purposes of the foregoing to the extent possible and agrees not to assert any Moral Rights with respect thereto. Consultant will confirm any such ratifications and consents from time to time as requested by Company. If any other person is in any way involved in any Services, Consultant will obtain the foregoing ratifications, consents and authorizations from such person for Company’s exclusive benefit.
f.
If any part of the Services or Inventions or information provided hereunder is based on, incorporates, or is an improvement or derivative of, or cannot be reasonably and fully made, used, sold, offered for sale, imported, copied, displayed, performed, reproduced, distributed, used to create derivative works or and otherwise exploited without using or violating

Exhibit 10.1

technology or intellectual property rights owned by or licensed to Consultant (or any person involved in the Services) and not assigned hereunder, Consultant hereby grants Company and its successors a perpetual, irrevocable, worldwide royalty-free, non-exclusive, sublicensable (through multiple tiers) right and license to exploit and exercise all such technology and intellectual property rights in support of Company’s exercise or exploitation of the Services, Inventions, other work or information performed or provided hereunder, or any assigned rights (including any modifications, improvements and derivatives of any of them).
g.
Consultant agrees not to file any patent, copyright, trademark or other application or registration based on Company’s Confidential Information, and not to seek to make or protect improvements thereon, without Company’s prior written approval.
6.
Warranties and Other Obligations. Consultant represents, warrants and covenants that: (i) the Services will be performed in a professional and workmanlike manner and that none of such Services nor any part of this Agreement is or will be inconsistent with any obligation Consultant may have to others; (ii) all work under this Agreement shall be Consultant’s original work and none of the Services or Inventions nor any development, use, production, distribution or exploitation thereof will infringe, misappropriate or violate any intellectual property or other right of any person or entity (including, without limitation, Consultant); (iii) Consultant has the full right to allow it to provide Company with the assignments and rights provided for herein (and has written enforceable agreements with all persons necessary to give it the rights to do the foregoing and otherwise fully perform this Agreement); (iv) Consultant shall comply with all applicable laws and Company safety rules in the course of performing the Services; (v) if Consultant’s work requires a license, Consultant has obtained that license and the license is in full force and effect; (vi) Consultant acknowledges that Company may be obligated to report fees paid to Consultant under this Agreement in accordance with applicable Laws that require reporting of payments or transfers of value provided to health care providers, including, but not limited to, the Physician Payments Sunshine Law, 42 U.S.C. § 13207h, and applicable state sunshine reporting Laws; (vii) Consultant is not debarred pursuant to the Generic Drug Enforcement Act of 1992, 21 U.S.C. §335a, as amended, or any similar applicable law or regulation or excluded by the Office of Inspector General pursuant to 42 U.S.C. §1320a-7, et seq. or any state agency from participation in any federal or state health care program, nor is Consultant under investigation or otherwise aware of any circumstances which may result in Consultant being debarred or excluded. During the Term (as defined below) and for a period of three (3) years thereafter, Consultant shall immediately notify Company in writing, pursuant to the Notice provisions provided herein, of any change in the status of any representation, warranty, or certification set forth in this Section; (viii) Consultant shall treat all information relating to an identified or identifiable natural person (“Protected Data”) as confidential in accordance with all applicable laws, including without limitation (i) the Health Information Portability and Accountability Act of 1996, as amended from time to time, and any regulation and official guidelines (as amended from time to time) promulgated under that Act (“HIPAA”) and (ii) Regulation (EU) 2016/679 of the European Parliament and of the Council of 27 April 2016 on the protection of natural persons with regard to the processing of personal data and on the free movement of such data, and repealing Directive 95/46/EC (“GDPR”), as appropriate; and (ix) as applicable, Consultant maintains appropriate qualifications to perform Services in alignment with current GXP regulations.
7.
Relationship of the Parties; Independent Contractor; No Employee Benefits.

Exhibit 10.1

Notwithstanding any provision hereof, Consultant is an independent contractor and is not an employee, agent, partner or joint venturer of Company and shall not bind nor attempt to bind Company in any way. Consultant shall accept any directions issued by Company pertaining to the goals to be attained and the results to be achieved by Consultant, but Consultant shall be solely responsible for the manner and hours in which the Services are performed under this Agreement. Consultant shall not be eligible to participate in any of Company’s employee benefit plans, fringe benefit programs, group insurance arrangements or similar programs. Company shall not provide workers’ compensation, disability insurance, Social Security or unemployment compensation coverage or any other statutory benefit to Consultant. Consultant shall comply at Consultant’s expense with all applicable provisions of workers’ compensation laws, unemployment compensation laws, federal Social Security law, the Fair Labor Standards Act, federal, state and local income tax laws, and all other applicable federal, state and local laws, regulations and codes relating to terms and conditions of employment required to be fulfilled by employers or independent contractors. Consultant will ensure that its approved employees, contractors and others involved in the Services, if any, are bound in writing to the foregoing, and to all of Consultant’s obligations under any provision of this Agreement, for Company’s benefit and Consultant will be responsible for any noncompliance by them. Consultant agrees to indemnify Company from any and all claims, damages, liability, settlement, attorneys’ fees and expenses, as incurred, on account of the foregoing or any breach of this Agreement or any other action or inaction by or for or on behalf of Consultant.
8.
Assignment. Consultant shall not have the right or ability to assign, transfer or subcontract any rights or obligations under this Agreement without the written consent of Company. Any attempt to do so shall be void. Company may fully assign and transfer this Agreement in whole or part. This Agreement shall be binding upon the Parties and their respective successors and permitted assigns.
9.
Miscellaneous. No changes or modifications or waivers to this Agreement will be effective unless in writing and signed by both Parties. In the event that any provision of this Agreement shall be determined to be illegal or unenforceable, that provision will be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to the conflicts of laws provisions thereof. In any action or proceeding to enforce rights under this Agreement, the prevailing party will be entitled to recover costs and attorneys’ fees. Headings herein are for convenience of reference only and shall in no way affect interpretation of the Agreement. This Agreement, together with the Exhibits hereto constitutes the entire agreement between the Parties as to the subject matter hereof, and supersedes any previous oral or written communications, representations, understandings, or agreements between them as to such subject matter. The Parties may execute this Agreement in counterparts, each of which is deemed an original, but all of which together constitute one and the same agreement. Electronic and PDF signatures hereon are legal, valid and enforceable as originals.
10.
Defend Trade Secrets Act of 2016; Other Notices. Consultant understands that pursuant to the federal Defend Trade Secrets Act of 2016, Consultant shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a federal, state, or local government official, either

Exhibit 10.1

directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Consultant further understands that nothing contained in this Agreement limits Consultant’s ability to (A) communicate with any federal, state or local governmental agency or commission, including to provide documents or other information, without notice to the Company, or (B) share compensation information concerning Consultant or others, except that this does not permit Consultant to disclose compensation information concerning others that Consultant obtains because Consultant’s job responsibilities require or allow access to such information.
11.
Significant Noncompliance Reporting. For purposes of this Section, “Significant Noncompliance” means a deviation or series of deviations from a Company protocol, Good Clinical Practices formulated by the International Conference on Harmonisation of Technical Requirements for Registration of Pharmaceuticals for Human Use, regulatory, and/or legal requirements that is likely to affect to a significant degree the safety or rights of a subject participating in a Company-sponsored trial; the stability, quality and/or control of a Company investigational product; or the quality or integrity of the data generated in a Company-sponsored clinical trial. Consultant shall notify the undersigned within one (1) business day of become aware of any suspicion or discovery of Significant Noncompliance.

ACCEPTED AND AGREED TO:

BridgeBio Pharma, Inc.

By: /s/ Neil Kumar Name: Neil Kumar Title: CEO Email: [***]

CONSULTANT

By: /s/ Brian Stephenson Name: Brian Stephenson Title: CFO